EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated November 28, 2018, with respect to the statement of condition including the related portfolio of High Yield Corporate Trust, 4-7 Year Series 17 (included in Invesco Unit Trusts, Taxable Income Series 614) as of November 28, 2018, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-215721) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
November 28, 2018